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                                                                   Exhibit 10(c)

                      MOORESVILLE SAVINGS BANK, INC., SSB
                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT entered into as of December 30, 1997, by and between Mooresville Savings Bank, Inc., SSB (hereinafter referred to as the "Savings Bank") and Billy R. Williams (hereinafter referred to as the "Officer") and is joined in by Coddle Creek Financial Corp., the parent holding company of the Savings Bank (hereinafter referred to as the "Holding Company").

     WHEREAS, the Officer has heretofore been employed by the Savings Bank as its Secretary and Controller; and

     WHEREAS, the Savings Bank is a state-chartered stock savings bank and the wholly-owned subsidiary of the Holding Company; and

     WHEREAS, the Savings Bank desires to retain the services of the Officer as the Secretary and Controller of the Savings Bank upon the terms and conditions set forth herein; and

     WHEREAS, the services of the Officer, his experience and knowledge of the affairs of the Savings Bank, and his reputation and contacts in the industry and the local community are extremely valuable to the Savings Bank; and

     WHEREAS, the Savings Bank wishes to attract and retain such well-qualified executives and it is in the best interest of the Savings Bank and of the Officer to secure the continued services of the Officer notwithstanding any change in control of the Savings Bank or the Holding Company; and

     WHEREAS, the Savings Bank considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Savings Bank and its stockholders; and

     WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms
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and conditions of the Officer's employment relationship with the Savings Bank.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties hereby do agree as follows:

     1.  Employment.  The Savings Bank hereby agrees to employ the Officer and
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the Officer hereby agrees to accept employment, upon the terms and conditions stated herein, as the Secretary and Controller of the Savings Bank. The Officer shall render such administrative and management services to the Savings Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Savings Bank and perform such other duties as shall, from time to time, be reasonably prescribed by the Board of Directors of the Savings Bank (the "Board").

     2.  Compensation.  The Savings Bank shall pay the Officer during the term
         ------------
of this Agreement, as compensation for all service rendered by him to the Savings Bank, a base salary at the rate of $56,400 per annum, payable in cash not less frequently than monthly; provided that the rate of such salary shall be reviewed by the Board not less often than annually. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Board, in its discretion, may decide. In determining salary increases, the Board shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases. Participation in incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement, stock option and other employee benefit plans that the Savings Bank or the Holding Company have adopted or may from time to time adopt, and participation in any fringe benefits, shall not reduce the salary payable to the Officer under this Section. The Officer will be entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Savings Bank and to

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reimbursement for continuing professional education expenses and civil and professional dues. In the event of a Change of Control (as defined in Paragraph
10), the Officer's rate of salary shall be increased not less than six percent (6%) annually during the term of this Agreement.

     3.  Discretionary Bonuses.  During the term of this Agreement, the Officer
         ---------------------
shall be entitled in an equitable manner with all other key management personnel of the Savings Bank, to such discretionary bonuses as may be authorized, declared and paid by the Directors to the Savings Bank's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to such discretionary bonuses when and as declared by the Directors.

     4.  Participation in Retirement and Employee Benefit Plans; Fringe
         --------------------------------------------------------------
Benefits.  The Officer shall be entitled to participate in any plan relating to
--------
deferred compensation, stock awards, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Savings Bank or the Holding Company have adopted, or may, from time to time adopt, for benefit of their executive employees and for employees generally, subject to the eligibility rules of such plans.

      The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Officer or the Savings Bank's other executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Directors. The Savings Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his services on behalf of the Savings Bank.

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     5.  Term.  The initial term of employment under this Agreement shall be for
         ----
the period commencing upon the effective date of this Agreement and ending three
(3) calendar years from the effective date of this Agreement. On each anniversary of the effective date of this Agreement of the Savings Bank, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Savings Bank or the Officer is received 90 days prior to an anniversary date advising the other party that this Agreement shall not be further extended; provided that the Directors shall review the Officer's performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the 90 day notice period.

     6.  Loyalty.  The Officer shall devote his full efforts and entire business
         -------
time to the performance of his duties and responsibilities under this Agreement.

     The Officer agrees that he will hold in confidence all knowledge or information of a confidential nature with respect to the respective businesses of the Holding Company, the Savings Bank or of their subsidiaries, if any, received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Holding Company or the Savings Bank.

     7.  Standards.  The Officer shall perform his duties and responsibilities
         ---------
under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board. The Savings Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.  Termination and Termination Pay.
         -------------------------------

     (a) The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer's estate shall be

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entitled to receive the compensation due the Officer through the last day of the calendar month in which his death shall have occurred and for a period of one month thereafter. Notwithstanding the foregoing, in the event of the Officer's death following a change in control (as defined in Paragraph 10), the Officer's designated beneficiary or the designated beneficiary's estate shall be entitled to receive the compensation due the Officer through the last day of the lesser of (i) the remaining term of this Agreement or (ii) a period of twelve months.

     (b) The Officer's employment under this Agreement may be terminated at any time by the Officer upon sixty (60) days' written notice to the Board of Directors. Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.

     (c) The Board may terminate the Officer's employment at any time, but any termination by the Board, other than termination for cause, shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Officer shall have no right to receive compensation or other benefits for any period after termination for "cause." Termination for "cause" shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement.

     9.  Additional Regulatory Requirements.
         ----------------------------------

     (a) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by

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appropriate proceedings.  If the charges in the notice are dismissed, the
Savings Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) of Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Savings Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Savings Bank, (i) by the Federal Deposit Insurance Corporation (the "Corporation"), at the time the Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(c)); or (ii) by the Administrator of the Savings Institution Division of the North Carolina Department of Commerce (the "Administrator"), at the time the Administrator approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Administrator to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     10.  Change in Control.
          -----------------

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     (a)  In the event of a "Change in Control" (as defined in Subparagraph (b)
below), the acquiror shall be prohibited, during the remainder of the term of this Agreement, from:

          (i) Assigning Officer any duties and/or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or equivalent titles with the Savings Bank in effect at such time; or

          (ii) Adjusting Officer's annual base salary rate other than in accordance with the provisions of Paragraph 2 of this Agreement; or

          (iii) Reducing in level, scope or coverage or eliminating Officer's life insurance, medical or hospitalization insurance, disability insurance, profit sharing plans, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Savings Bank or the Holding Company to the Officer as of the effective date of the Change in Control; or

          (iv) Transferring Officer to a location which is an unreasonable distance from his current principal work location, without the Officer's express written consent.

     (b) For the purposes of this Agreement, the term "Change in Control" shall mean any of the following events:

          (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

          (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or Savings Bank representing 25 percent or more of the combined voting power of the outstanding Common Stock of the Holding Company or Common Stock of the Savings Bank, as applicable; or

          (iii) individuals who constitute the Board or board of directors of the Holding Company on the date hereof (the "Incumbent Board" and "Incumbent Holding Company Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or Incumbent

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          Holding Company Board, as applicable, or whose nomination for election by the Savings Bank's or Holding Company's shareholders was approved by the Savings Bank's or Holding Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Holding Company Board, as applicable; or

          (iv) either the Holding Company or the Savings Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Holding Company nor the Savings Bank, respectively, is the surviving corporation in such transaction; or

          (v) all or substantially all of the assets of either the Holding Company or the Savings Bank are sold or otherwise transferred to or are acquired by any other entity or group.

     Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Savings Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

     (c) In the event any dispute shall arise between the Officer and the Savings Bank as to the terms or interpretation of this Agreement, including this
Section 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Section 10 or in defending against any action taken by the Savings Bank, the Savings Bank shall reimburse the Officer for all costs and expenses incurred in such proceedings or actions, including attorney's fees, in the event the Officer prevails in any such action.

     11.  Successors and Assigns.
          ----------------------

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Holding Company or the Savings Bank.

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

     (b) Since the Savings Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

     12.  Modification; Waiver; Amendments.  No provision of this Agreement may
          --------------------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Savings Bank by such officer as may be specifically designated by the Directors. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     13.  Applicable Law.  This Agreement shall be governed in all respects
          --------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

     14.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                              MOORESVILLE SAVINGS BANK, INC., SSB

                              By: /s/ George W. Brawley, Jr.
                                 ---------------------------------------
                                            President


                                  /s/ Billy R. Williams
                                 ---------------------------------------

(SEAL)

                                         Billy R. Williams



     The foregoing Agreement is consented and agreed to by Coddle Creek Financial Corp., the parent holding company of Mooresville Savings Bank, Inc., SSB.

                              CODDLE CREEK FINANCIAL CORP.

                              By: /s/ George W. Brawley, Jr.
                                 ---------------------------------------
                                            President

                     MODIFICATION TO EMPLOYMENT AGREEMENT


THIS MODIFICATION TO EMPLOYMENT AGREEMENT (the "Modification Agreement") is made this 15/th/ day of December, 1998, by and between Mooresville Savings Bank, Inc., SSB (the "Bank") and Billy R. Williams (the "Officer") and is joined in by Coddle Creek Financial Corp. (the "Company").

WHEREAS, the Officer is presently employed by the Bank pursuant to an employment agreement dated December 30, 1997, between the Officer, the Bank and the Company (the "Employment Agreement"), and those parties desire to modify Paragraph 10 of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

     1. Paragraph 10 of the Employment Agreement shall be deleted and replaced, in its entirety, with the following:

          10.  Change in Control.
               -----------------

          (a)  In the event of a "Change in Control" (as defined in Subparagraph
          (c) below), the term of employment under this Agreement automatically shall be extended for a period of three (3) years beginning on the date of the Change in Control, and the acquiror shall be bound by the terms of this Agreement and shall be prohibited, during the remainder of such term, from:

               (i) Assigning Officer any duties and/or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or equivalent titles with the Savings Bank in effect at such time; or

               (ii) Adjusting Officer's annual base salary rate other than in accordance with the provisions of Paragraph 10(b) of this Agreement; or

               (iii) Reducing in level, scope or coverage or eliminating Officer's life insurance, medical or hospitalization insurance, disability insurance, profit sharing plans, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, stock ownership plans or similar plans or benefits being provided by the Savings Bank or the Holding Company to the Officer as of the effective date of the Change in Control; or

               (iv) Transferring Officer to a location which is an unreasonable distance from his current principal work location, without the Officer's express written consent.

          (b) In the event of a Change in Control, the Officer's base salary shall be adjusted to include an amount equal to the average of the two previous years' discretionary bonuses, if any, and such adjusted base salary shall be increased by not less than six percent (6%) annually beginning at the date of the Change in Control and continuing each year for the three year term thereafter.

          (c) For the purposes of this Agreement, the term "Change in Control" shall mean any of the following events:

               (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

               (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Holding Company or Savings Bank representing 25 percent or more of the combined voting power of the outstanding Common Stock of the Holding Company or Common Stock of the Savings Bank, as applicable; or

               (iii) individuals who constitute the Board or board of directors of the Holding Company on the date hereof (the "Incumbent Board" and "Incumbent Holding Company Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or Incumbent Holding Company Board, as applicable, or whose nomination for election by the Savings Bank's or Holding Company's shareholders was approved by the Savings Bank's or Holding Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Holding Company Board, as applicable; or


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

               (iv) either the Holding Company or the Savings Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Holding Company nor the Savings Bank, respectively, is the surviving corporation in such transaction; or

               (v) all or substantially all of the assets of either the Holding Company or the Savings Bank are sold or otherwise transferred to or are acquired by any other entity or group.

          Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Savings Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

     (d) In the event any dispute shall arise between the Officer and the Savings Bank as to the terms or interpretation of this Agreement, including this Section 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Section 10 or in defending against any action taken by the Savings Bank, the Savings Bank shall reimburse the Officer for all costs and expenses incurred in such proceedings or actions, including attorney's fees, in the event the Officer prevails in any such action.

     2. The last sentence of Paragraph 2 of the Employment Agreement shall be deleted in its entirety.

     3. Except as herein modified, the terms and provisions of the Employment Agreement shall remain unchanged and continue in full force and effect as therein provided.

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first set forth above.

                              MOORESVILLE SAVINGS BANK, INC.,SSB

                              By: /s/ George W. Brawley, Jr.
                                 ___________________________________
                                      President



                                /s/ Billy R. Williams
                              _________________________________(SEAL)
                                    Billy R. Williams


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

The foregoing Modification Agreement is consented and agreed to by the Company.


                              CODDLE CREEK FINANCIAL CORP.

                              By: /s/ George W. Brawley, Jr.
                                 ____________________________________
                                      President


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